FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of Summit Financial Services Group

Transaction Further Expands RCAP’s Retail Investment Advice Platform,

Second Largest Network of Independent Financial Advisors in America

NEW YORK, NY, June 11, 2014 - RCS Capital Corporation (“RCAP”) (NYSE: RCAP), announced today that it has closed its previously announced acquisition of Summit Financial Group, Inc. (“Summit”) (OTC: SFNS), an independent broker-dealer headquartered in Boca Raton, Florida.

The transaction adds approximately 324 financial advisors in the southeast to RCAP’s existing network of over 6,600 independent financial advisors. These additional financial advisors provide securities brokerage and investment advice in 238 branch offices across the United States. The deal further supports the company’s vision of providing customized financial solutions that help retail investors achieve their overall investment and retirement goals through access to a full spectrum of advice, service and innovative investment solutions.

“We are pleased to have completed the acquisition of Summit and welcome the company as the newest member of our retail advice platform,” said Lawrence Roth, Chief Executive Officer of RCAP’s retail advice platform, Cetera Financial Group. “Summit’s proven record of success in providing a broad range of securities brokerage and advisory services to retail investors will directly complement our growing retail advice business, while strengthening RCAP’s broader portfolio of best-in-class investment solutions for the mass affluent retail investor. As we continue to redefine the conventional retail investing process, Summit, as an important member of our retail advice platform, will allow us to significantly expand our products and services to those investors seeking durable income oriented, interest rate sensitive products, which also seek to furnish capital preservation.”

Marshall Leeds, Chief Executive Officer of Summit, added, “We are excited to join RCAP and the Cetera Financial Group family of broker-dealers and for the opportunities that this relationship presents to our financial advisors and their clients.”

RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, acted as the financial advisor to RCAP.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP also will be engaged in the retail advice and investment management business upon closing of pending acquisitions of independent broker-dealers, including Cetera, and an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About Summit

Summit is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. ("Summit Brokerage"), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its investment advisor, Summit Financial Group, Inc.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to consummate our pending acquisitions of businesses other than Cetera. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (866) 904-2988